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                                                                    EXHIBIT 21.1

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                       SUBSIDIARIES OF WALBRO CORPORATION


         Name of Subsidiary                                            Jurisdiction of Incorporation
         ------------------                                            -----------------------------
         Auburn Diecast Corporation                                    Michigan
         U.S. Coexcell, Inc.                                           Ohio
         Walbro Capital Pte. Ltd.                                      Republic of Singapore
         Walbro Automotive Corporation                                 Delaware
         Walbro Automotive A.S                                         Norway
         Walbro Automotive do Brasil Ltd.a.                            Brazil
         Walbro Automotive Europe S.A.                                 France
         Walbro Automotive FSC, Inc.                                   U.S. Virgin Islands
         Walbro Automotive GmbH                                        Germany
         Walbro Automotive Japan, Inc.                                 Japan
         Walbro Automotive Limited                                     Great Britain
         Walbro Automotive N.V.                                        Belgium
         Walbro Automotive S.A.                                        France
         Walbro Automotive S.A.                                        Spain
         Walbro Korea, Ltd.                                            Republic of Korea
         Walbro Netherlands B.V.                                       Netherlands
         Sharon Manufacturing Company                                  Michigan
         Whitehead Engineered Products, Inc.                           Delaware
         Walbro Engine Management Corporation                          Delaware
         Walbro de Mexico, S.A. de C.V.                                Mexico
         Walbro GmbH                                                   Germany
         Walbro Japan, Inc.                                            Japan
         Walbro Singapore Pte. Ltd.                                    Republic of Singapore
         Walbro Tucson Corporation                                     Delaware
         Tucson Precision Products                                     Delaware
         Fujian Hualong Carburetor Co., Ltd.                           People's Republic of China
         Tianjin Walbro Industries, Ltd.                               People's Republic of China
         Mutual Walbro P. Ltd.                                         India
         Walbro Capital Trust                                          Delaware


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